EXHIBIT 23.2







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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report date May 10, 2005 related to the combined and consolidated financial statements of GE SeaCo SRL and subsidiaries and GE SeaCo America LLC, appearing in the Annual Report on Form 10-K/A of Sea Containers Ltd. and subsidiaries for the year ended December 31, 2004.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
December 7, 2005